UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 13, 2011

Watts Water Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11499	04-2916536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Chestnut Street, North Andover, MA	01845
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (978) 688-1811

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 13, 2011, Watts Water Technologies, Inc. (the “Company”) entered into a settlement with the Securities and Exchange Commission (the SEC”) to resolve allegations concerning potential violations of the U.S. Foreign Corrupt Practices Act (“FCPA”) at Watts Valve Changsha Co., Ltd., (“CWV”), a former indirect wholly-owned subsidiary of the Company in China.  Under the terms of the settlement, without admitting or denying the SEC’s allegations, the Company consented to entry of an administrative cease-and-desist order under the books and records and internal controls provisions of the FCPA.  The Company has also agreed to pay to the SEC $3.6 million in disgorgement and prejudgment interest, and $200,000 in penalties.

As previously disclosed, the Company received information in July 2009 regarding possible improper payments to foreign government officials by employees of CWV.  The Company promptly conducted an investigation utilizing outside counsel and voluntarily disclosed this matter to the United States Department of Justice and the SEC.  The settlement reflects the SEC’s recognition of the Company’s voluntary self-reporting and full cooperation with the SEC’s investigation, and its subsequent remedial actions.

The amounts to be paid by the Company in connection with the settlement have been fully accrued by the Company as of April 4, 2010.  The Company anticipates that this settlement resolves all government investigations concerning CWV’s sales practices and potential FCPA violations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2011	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ Kenneth R. Lepage

Kenneth R. Lepage
General Counsel